Exhibit 99.2
Unaudited pro forma combined financial information to reflect Constellation Brands, Inc.’s combined financial information as if the disposition of Constellation Brands, Inc.’s
Australian and United Kingdom business occurred as of and for all periods presented.
On December 23, 2010, Constellation Brands, Inc. (“Constellation”), CBI Australia Holdings Pty Limited (“CAHL”), Vincor U.K. Limited (“VUK”) and various entities affiliated with CHAMP Private Equity (“CHAMP”), a private equity firm based in Sydney, Australia, entered into a Share Subscription Agreement (the “Share Subscription Agreement”), pursuant to which CHAMP agreed to subscribe for shares in CAHL and VUK (the “Transaction”). CAHL and VUK are indirect wholly-owned subsidiaries of Constellation. On January 31, 2011, the parties completed the Transaction contemplated in the Share Subscription Agreement, as amended, and CHAMP acquired an 80.1% interest in CAHL and in VUK. At the time the Transaction was completed, CAHL and VUK held virtually all Constellation’s Australian, United Kingdom, and South African brands, wineries, facilities, and vineyards. Additionally, CAHL held Constellation’s Japanese distribution company and VUK held Constellation’s 50% interest in Matthew Clark (Holdings) Limited, which owns and operates a United Kingdom drinks wholesale business. Constellation has indirectly retained a 19.9% interest in each of CAHL and VUK and a limited number of Australian brands and vineyards. In connection with the Transaction, Constellation received cash in an amount equivalent to approximately AUD$230 million, subject to certain adjustments.
The following unaudited pro forma combined financial information of Constellation consists of (i) an unaudited pro forma condensed combined balance sheet as of November 30, 2010 (the “Pro Forma Balance Sheet”), (ii) an unaudited pro forma combined statement of operations for the year ended February 28, 2010, (iii) an unaudited pro forma combined statement of operations for the nine months ended November 30, 2010 (collectively, the “Pro Forma Statements of Operations”), and (iv) notes to the unaudited pro forma statements (collectively, the “Pro Forma Statements”).
The Pro Forma Balance Sheet as of November 30, 2010, reflects (i) the disposition of Constellation’s Australian and United Kingdom business (“CWAE”) and (ii) and pro forma adjustments, as if the Transaction had occurred on November 30, 2010. The Pro Forma Statements of Operations for the year ended February 28, 2010, and the nine months ended November 30, 2010, reflect (i) the disposition of CWAE and (ii) pro forma adjustments, as if the Transaction had occurred on March 1, 2009.
Constellation’s November 30, 2010, information was derived from its unaudited consolidated financial statements filed in its Quarterly Report on Form 10-Q for the quarter ended November 30, 2010. Constellation’s February 28, 2010, information was derived from its audited consolidated financial statements filed in its Annual Report on Form 10-K for the fiscal year ended February 28, 2010. The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transaction described above, (ii) factually supportable and (iii) with respect to the statement of operations information, expected to have a continuing impact on the Constellation’s consolidated results.
The Pro Forma Statements are for illustrative purposes only and should be read in conjunction with Constellation’s separate historical consolidated financial statements and the notes thereto and with the accompanying notes to the Pro Forma Statements. The Pro Forma Statements are based upon currently available information and upon certain assumptions that Constellation believes are reasonable under the circumstances. The Pro Forma Statements do not purport to represent what Constellation’s financial position or results of operations would actually have been if the aforementioned transaction had in fact occurred on such dates or at the beginning of the periods indicated, nor do they project Constellation’s financial position or results of operations at any future date or for any future period.

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF NOVEMBER 30, 2010
(in millions)

	Historical	Historical	Pro Forma		Pro Forma
	Constellation	CWAE (a)	Adjustments		Combined
ASSETS
CURRENT ASSETS:
Cash and cash investments	$16.0	$-	$-		$16.0
Accounts receivable, net	868.9	(273.6)	-		595.3
Inventories	1,866.6	(411.6)	-		1,455.0
Prepaid expenses and other	93.3	(22.8)	-		70.5

Total current assets	2,844.8	(708.0)	-		2,136.8
PROPERTY, PLANT AND EQUIPMENT, net	1,556.1	(355.3)	-		1,200.8
GOODWILL	2,590.2	-	-		2,590.2
INTANGIBLE ASSETS, net	922.0	(27.5)	-		894.5
OTHER ASSETS, net	344.7	(55.2)	57.6	(b)	347.1

Total assets	$8,257.8	$(1,146.0)	$57.6		$7,169.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Notes payable to banks	$355.8	$-	$(218.5)	(b)	$137.3
Current maturities of long-term debt	237.8	(0.6)	-		237.2
Accounts payable	334.8	(49.9)	14.7	(b)	299.6
Accrued excise taxes	65.4	(45.0)	-		20.4
Other accrued expenses and liabilities	521.5	(158.3)	(1.7)	(c)	361.5

Total current liabilities	1,515.3	(253.8)	(205.5)		1,056.0
LONG-TERM DEBT, less current maturities	3,133.0	(0.6)	-		3,132.4
DEFERRED INCOME TAXES	565.4	(5.2)	-		560.2
OTHER LIABILITIES	325.1	(127.3)	28.2	(b)	226.0
STOCKHOLDERS’ EQUITY	2,719.0	(759.1)	234.9	(b)(c)	2,194.8

Total liabilities and stockholders’ equity	$8,257.8	$(1,146.0)	$57.6		$7,169.4

See Notes to the Unaudited Pro Forma Statements

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED FEBRUARY 28, 2010
(in millions, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	Constellation	CWAE (d)	Adjustments		Combined
SALES	$4,213.0	$(1,491.1)	$-		$2,721.9
Less - excise taxes	(848.2)	560.4	-		(287.8)

Net sales	3,364.8	(930.7)	-		2,434.1
COST OF PRODUCT SOLD	(2,220.0)	782.7	-		(1,437.3)

Gross profit	1,144.8	(148.0)	-		996.8
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(682.3)	145.8	-		(536.5)
IMPAIRMENT OF INTANGIBLE ASSETS	(103.2)	94.8	-		(8.4)
RESTRUCTURING CHARGES	(47.6)	28.4	-		(19.2)
ACQUISITION-RELATED INTEGRATION COSTS	(0.2)	-	-		(0.2)

Operating income	311.5	121.0	-		432.5
EQUITY IN EARNINGS OF EQUITY METHOD INVESTEES	213.6	(5.4)	-		208.2
INTEREST EXPENSE, net	(265.1)	1.6	5.7	(e)	(257.8)
LOSS ON WRITE-OFF OF FINANCING COSTS	(0.7)	-	-		(0.7)

Income before income taxes	259.3	117.2	5.7		382.2
PROVISION FOR INCOME TAXES	(160.0)	(22.4)	(2.0)	(e)	(184.4)

NET INCOME	$99.3	$94.8	$3.7		$197.8

SHARE DATA:
Earnings per common share:
Basic - Class A Common Stock	$0.46				$0.91

Basic - Class B Convertible Common Stock	$0.41				$0.83

Diluted - Class A Common Stock	$0.45				$0.89

Diluted - Class B Convertible Common Stock	$0.41				$0.82

Weighted average common shares outstanding:
Basic - Class A Common Stock	196.095				196.095
Basic - Class B Convertible Common Stock	23.736				23.736

Diluted - Class A Common Stock	221.210				221.210
Diluted - Class B Convertible Common Stock	23.736				23.736
See Notes to the Unaudited Pro Forma Statements

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED NOVEMBER 30, 2010
(in millions, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	Constellation	CWAE (d)	Adjustments		Combined
SALES	$3,224.5	$(1,027.1)	$-		$2,197.4
Less - excise taxes	(607.8)	387.6	-		(220.2)

Net sales	2,616.7	(639.5)	-		1,977.2
COST OF PRODUCT SOLD	(1,680.6)	533.8	-		(1,146.8)

Gross profit	936.1	(105.7)	-		830.4
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(512.2)	91.2	-		(421.0)
IMPAIRMENT OF INTANGIBLE ASSETS	(6.9)	-	-		(6.9)
RESTRUCTURING CHARGES	(17.4)	14.7	-		(2.7)

Operating income	399.6	0.2	-		399.8
EQUITY IN EARNINGS OF EQUITY METHOD INVESTEES	192.3	(3.6)	-		188.7
INTEREST EXPENSE, net	(147.9)	-	7.0	(e)	(140.9)

Income before income taxes	444.0	(3.4)	7.0		447.6
PROVISION FOR INCOME TAXES	(164.3)	14.2	(2.5)	(e)	(152.6)

NET INCOME	$279.7	$10.8	$4.5		$295.0

SHARE DATA:
Earnings per common share:
Basic - Class A Common Stock	$1.33				$1.41

Basic - Class B Convertible Common Stock	$1.21				$1.28

Basic - Class A Common Stock	$1.30				$1.38

Basic - Class B Convertible Common Stock	$1.20				$1.26

Weighted average common shares outstanding:
Basic - Class A Common Stock	188.154				188.154
Basic - Class B Convertible Common Stock	23.706				23.706

Diluted - Class A Common Stock	214.515				214.515
Diluted - Class B Convertible Common Stock	23.706				23.706
See Notes to the Unaudited Pro Forma Statements

CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA STATEMENTS
AS OF NOVEMBER 30, 2010, FOR THE YEAR ENDED FEBRUARY 28, 2010,
AND FOR THE NINE MONTHS ENDED NOVEMBER 30, 2010
(in millions)
(a)	Reflects the disposition of the assets, liabilities and stockholders’ equity of CWAE, as if the Transaction had occurred on November 30, 2010.

(b)
Reflects (i) the application of the cash proceeds from the Transaction to reduce “notes payable to banks” converted to United States dollars at a spot exchange rate on November 30, 2010, of AUD$1.0000 equals USD$0.9588, (ii) the recording of an estimate for the fair value of the 19.9% interest in CWAE retained by Constellation in “other assets, net,” consisting of cost method equity securities and available-for-sale debt securities, (iii) the recording of an estimate for the fair value of certain indemnifications given by Constellation in the Transaction in “other liabilities” and (iv) the recording of an estimate for transaction costs in “accounts payable,” as if the Transaction had occurred on November 30, 2010.

(c)
Reflects an estimated net loss on the Transaction of $4.7, net of benefit from income taxes of $1.7 at the statutory federal tax rate of 35%, as if the Transaction had occurred on November 30, 2010. The estimated net loss on the Transaction, net of benefit from income taxes, has not been included in the unaudited pro forma combined statement of operations for the year ended February 28, 2010.

(d)	Reflects the removal of the statement of operations of CWAE for the periods presented, as if the Transaction had occurred on March 1, 2009.

(e)
Reflects adjustments to “interest expense, net” to (i) reduce interest expense for the application of the cash proceeds from the Transaction to reduce “notes payable to banks” using the weighted average interest rate for the periods presented and (ii) record interest income on the available-for-sale debt securities from the Transaction using the effective yield, net of provision for income taxes at the statutory federal tax rate of 35%, as if the Transaction had occurred on March 1, 2009.